Exhibit 10.5

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(U.S. AWARDEES)

Unless otherwise defined herein, the capitalized terms used in this Award Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

Name:

Address:

You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Award Number

Award Date

Total Number of Restricted Stock Units Awarded

Vesting Schedule

One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest thirty-six (36) months after the Award Date. Vesting of Restricted Stock Units shall at all times be subject to your continuing to be a Service Provider on the applicable date(s) of vesting. Anything in the foregoing to the contrary notwithstanding, in the event that you cease to be a Service Provider as a result of your death, the Restricted Stock Units shall become immediately vested with respect to the number of Restricted Stock Units that would have vested had you continued as a Service Provider for an additional twenty-four (24) month period following the date of your death.

Settlement

For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of whole Shares equal to the number of Restricted Stock Units vesting on such vesting date, or (b) a cash payment equal to the product of the number of Restricted Stock Units vesting on such vesting date and the Fair Market Value of one Share on such vesting date or (c) a combination of the foregoing. Such payment shall be made in the form of whole Shares, cash or a combination of the foregoing at the Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days, following the date of vesting.

Forfeiture

Except as provided above under the heading “Vesting Schedule,” upon the date that you cease to be a Service Provider, for any reason, all unvested Restricted Stock Units shall be forfeited. The date of ceasing to be a Service Provider will not be extended to include any notice of termination or similar period and shall be considered ceased on the last active day of service for the purposes of the Plan.

Tax Obligations

Regardless of any action the Company and/or your actual employer, if the Company is not your employer (collectively, the “Company”), takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company. You further acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Award Date and the date of any relevant taxable event, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company, or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from your wages or other cash compensation paid to you by the Company; or

(b)

withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(c)	withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, any cash payments receivable at settlement or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

NO GUARANTEE OF CONTINUED SERVICE

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF YOUR EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING AWARDED RESTRICTED STOCK UNITS, OR RECEIVING CASH OR SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR YOUR EMPLOYER’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE LOCAL LAW.

Nature of Grant

In accepting the grant, you acknowledge that:

(1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(2) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(3) all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

(4) your participation in the Plan shall not create a right to further employment with the Company or any Affiliate and shall not interfere with the ability of the Company or an Affiliate, as applicable, to terminate your Service Provider relationship at any time;

(5) you are voluntarily participating in the Plan;

(6) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and which is outside the scope of your employment contract, if any;

(7) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(8) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

(9) the Restricted Stock Units grant and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or an Affiliate;

(10) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(11) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your employment with the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws), and, in consideration of the grant, to which you otherwise are not entitled, you irrevocably agree never to institute any claim against the Company and your actual employer, if the Company is not your employer, waive your ability, if any, to bring any such claim, and release the Company and your actual employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(12) in the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Restricted Stock Units under the Plan will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Restricted Stock Units grant.

No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Shareholder Rights Prior to Settlement

You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.

Securities Law Compliance

Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon vesting of this Restricted Stock Unit unless the Shares subject to the Restricted Stock Unit are then registered under the Securities Act of 1933, as amended (the “Securities Act’), or, if such Shares are not so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting the Restricted Stock Units, you agree not to sell any of the Shares received under this Award at a time when Applicable Laws or Company policies prohibit a sale.

Code Section 409A

The vesting and settlement of Restricted Stock Units awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Administrator reserves the right, to the extent the Administrator deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Restricted Stock Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Restricted Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Restricted Stock Units.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials by and among, as applicable, the Company and any Affiliate for the exclusive purposes of implementing, administering and managing your participation in the Plan.

You understand that the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located outside the United States, and that the recipients’ country may have different data privacy laws and protections than the United States. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Entire Agreement

The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.

Governing Law/Venue

This Award of Restricted Stock Units and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Severability

The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT. YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT. YOU FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

SIGNATURE:	BY:

PRINT NAME	PRINT NAME

TITLE

RESIDENCE ADDRESS